Exhibit 31.1

I, Alan B. Levan, certify that:

1)	I have reviewed this annual report on Form 10-K/A of BBX Capital Corporation; and

2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:    April 29, 2020

By:  /s/ Alan B. Levan

Alan B. Levan,

Chairman of the Board and

Chief Executive Officer